Exhibit 10.47

CROSS-COLLATERAL AGREEMENT

This agreement is entered into this 1st day of De6ember, 2003 by and among Wells Fargo Business Credit, Inc. (“WFBCI”), Information Systems Consulting Corporation (“ISCC”), Management Alliance Corporation (“MAGIC”), Texcel Services, Inc.  (“‘Texcel”) and Datatek Group Corporation (“Datatek”) (together, ISCC, MAGIC, Texcel and Datatek are referred to herein as the “Affiliates”).

Recitals

A.                                   WFBCI and each of the Affiliates are parties to respective Account Purchase Agreements all dated December 1, 2003 (individually, the “Account Purchase Agreement” and, together, the “Account Purchase Agreements.”).

B.                                     Pursuant to the Account Purchase Agreements, WFBCI has a security interest in the assets of each of the Affiliates.

C.                                     The Affiliates are related to each other through the common ownership of each Affiliate by Diversified Corporate Resources Group, Inc.

F.                                      Each of the Affiliates desires to sell accounts receivables to WFBCI pursuant to the Account Purchase Agreements.

G.                                     Before doing further business with any of the Affiliates, WFBCI requires that the Affiliates agree that the collateral given to secure each Affiliate’s obligations to WFBCI also act as collateral for the obligations of the other Affiliates and that a default under one Affiliate’s Account Purchase Agreement be deemed to be a default under an of the Affiliate Account Purchase Agreement.

Agreement

In consideration of the foregoing, and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.                                       Each Affiliate agrees that the security interest granted in its respective Account Purchase Agreement shall secure the repayment of all obligations due to WFBCI under all of the Account Purchase Agreements.

2.                                       Each Affiliate agrees that in the event of default under any of the Account Purchase Agreement shall be a default under all of the Account Purchase Agreement and in such event WFBCI shall have the right to proceed against the collateral granted under any or all of the Account Purchase Agreements in its discretion.

3.                                       Each affiliate acknowledges and agrees that providing for these cross-collateralization and cross-default provisions inures to the individual benefit of each Affiliate.

4.                                       The Affiliates agree to provide WFBCI such further documentation as it might request in order to perfect its rights hereunder.

5.                                       Except as specifically provided herein, each Account Purchase Agreement shall control the relationship between WFBCI and each Affiliate and the terms hereof shall be incorporated therein by -reference.

6.                                       This agreement shall remain in effect as long as there remain any obligations due or potentially due to WFBCI under any of the Account Purchase Agreements.

In witness whereof, this agreement is entered into as of the date first set forth above.

Wells Fargo Business Credit, Inc.

By:	/S/ Kim Lehigh
Title: VICE PRESIDENT

Information Systems Consulting Corp.

By:	J. Michael Moore
Title:

Management Alliance Corporation

By:	J. Michael Moore
Title:

Texcel Services, Inc.

By:	J. Michael Moore
Title:

Datatek Group Corporation

By:	J. Michael Moore
Title: